Exhibit 99.1

Mannatech Announces Dividend

Coppell, Texas June 14, 2006 - Mannatech, Incorporated (NASDAQ: MTEX) - Mannatech today announced that on Tuesday, June 13, 2006 its Board of Directors declared a dividend of $0.08 per common share, payable on Monday, July 17, 2006 to shareholders of record as of Monday, June 26, 2006. The dividend reflects a commitment to rewarding our valued shareholders and encouraging long-term investment in our common stock.

Sam Caster, Chairman and Chief Executive Officer of Mannatech, said, “Our results have reflected solid growth and our Board of Directors is confident in our future. The continuing dividend stream reflects the effectiveness of the Mannatech business model.”

About Mannatech

Based in Coppell, Texas, Mannatech, Incorporated is a wellness solutions provider that develops innovative, high-quality, proprietary nutritional supplements, topical products and weight management products, which are sold through a global network-marketing system operating throughout the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, and Germany.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “confidents,” and “plans” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the Securities and Exchange Commission and cautions that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and planned growth. Although Mannatech believes that its expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, but cautions to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Steve Fenstermacher, CFO

Investor Relations

972-471-6512

ir@mannatech.com

Corporate website: www.mannatech.com